                                                                       EXHIBIT 5

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                      to
                                 SCHEDULE 13D
                       Under the Securities Exchange Act
                                    of 1934

                            CONSUMERS WATER COMPANY
                            -----------------------
                               (Name of Issuer)

                          COMPAGNIE GENERALE DES EAUX
                          ---------------------------
                       (Name of Person Filing Statement)

                   Common Shares, Par Value $1.00 Per Share
                   ----------------------------------------
                        (Title of Class of Securities)

                                  210723 10 2
                                --------------
                                (CUSIP Number)

                               Jean-Claude Banon
                          Campagnie Generale des Eaux
                                52, rue d'Anjou
                              75384 Paris, France
                               33-1-42-66-91-50
               -------------------------------------------------
                (Name, Address, and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                   Copies of all notices should be sent to:

                          Rohan S. Weerasinghe, Esq.
                              Shearman & Sterling
                             599 Lexington Avenue
                              New York, NY 10022
                                (212) 848-7088

                               June 28, 1988
                         -----------------------------
                         (Date of Event which Requires
                           Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: [_]

Check the following box if a fee is being paid with this statement: [_]

                               Page 1 of 4 Pages

-----------------------                                  ---------------------
 CUSIP NO. 210723-10-2               13D                   PAGE 2 OF 4 PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Compagnie Generale des Eaux
------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                                    (a) [_]
                                                                      (b) [_]
------------------------------------------------------------------------------
      SEC USE ONLY
 3

------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
      WC
------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEMS 2(d) or 2(e)                                               [_]
 5
------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Republic of France
------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7    1,078,975 shares owned directly
     NUMBER OF                8,900 shares subject to option

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8

     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9    1,078,975 shares owned directly
    REPORTING                 8,900 shares subject to option

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10

------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11    1,078,975 shares owned directly
          8,900 shares subject to option

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                          [_]
------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13    18.3% owned directly
        .1% subject to option
------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO
------------------------------------------------------------------------------
                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 1, which amends the Schedule 13D, previously filed, of Campagnie Generale des Eaux, a French corporation, is filed to reflect information required pursuant to Rule 13d-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, relating to the shares of Common Stock, par value $1.00 per share, of Consumers Water Company (the "Shares"). Except as defined herein, all terms are used herein as defined in the
Schedule 13D filed prior hereto.

Item 3.  Source and Amount of Funds or Other Consideration
         -------------------------------------------------

         The first sentence of Item 3 of the Schedule 13D filed prior hereto is deleted in its entirety and is amended and restated as follows:

         The aggregate purchase price for all of the Shares reported in this statement was approximately $17,386,437 (including brokerage fees).

Item 5.  Interest in Securities of the Issuer
         ------------------------------------

         Item 5 is supplemented as follows:

         As of June 28, 1988 CGE is the direct owner, with sole dispositive and voting power, of 1,078,975 Shares, or approximately 18.3% of the issued and outstanding Shares. In addition, as of the close of business on June 28, 1988 CGE is also the beneficial owner of 8,900 Shares subject to the Option Agreement, constituting an additional 0.1% of the outstanding Shares.

         In the past sixty days CGE has made the following purchases of Shares, all of which were open market transactions (except as noted below):

   Date of                  Number of                   Price Per Share
 of Purchase            Shares Purchased            (Excluding Commissions)
 -----------            ----------------            -----------------------
April 29, 1988                1,000                         $17.50
May 4, 1988                   1,000                         $17.50
May 5, 1988                   2,000                         $17.50
May 6, 1988                   1,000                         $17.25
May 10, 1988                  2,000                         $17.25
May 20, 1988                  2,000                         $17.00
May 25, 1988                  5,000                         $16.75
May 26, 1988                  6,000                         $16.75
May 27, 1988                 18,000                         $17.7073
                                                     (private purchase)
June 2, 1988                  2,000                         $18.385
June 10, 1988                 6,500                         $18.385
June 13, 1988                 3,000                         $18.385
June 17, 1988                 1,600                         $18.385
June 20, 1988                 5,000                         $18.25
June 22, 1988                 7,300                         $18.385
June 28, 1988                 2,500                         $18.25

                               Page 3 of 4 Pages

                                   SIGNATURE
                                   ---------

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                            COMPAGNIE GENERALE DES EAUX


                                            By  /s/ Jean-Marie Blondeau
                                                --------------------------
                                                   Jean-Marie Blondeau
                                                     Senior Executive
                                                      Vice President

Dated:  June 30, 1988








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